EXHIBIT 99B.5

STATEMENTS OF INCOME                     U S WEST COMMUNICATONS, Inc.
(UNAUDITED)
                                         Quarter Ended
                                            March 31,
Dollars in millions                     1994        1993   % Change
- ---------------------------------------------------------------------
REVENUES
Local service                           $985        $937         5.1
Access charges - interstate              562         538         4.5
Access charges - intrastate              174         170         2.4
Long distance network service            351         356        (1.4)
Other services                           146         140         4.3
                                 ------------------------------------
    Total operating revenues           2,218       2,141         3.6

EXPENSES
Employee-related costs                   717         696         3.0
Other operating expenses                 398         408        (2.5)
Taxes other than income taxes             97          96         1.0
                                 ------------------------------------
Earnings before interest, taxes,
 depreciation, amortization and
 other (EBITDA)                        1,006         941         6.9
                                 ------------------------------------
Depreciation and amortization            465         442         5.2
Interest expense                          80          99       (19.2)
Other income - net                        14          -           -
                                 ------------------------------------

Income before income taxes               475         400        18.8

Provision for income taxes               178         133        33.8
                                 ------------------------------------
NET INCOME                              $297        $267        11.2
                                 ====================================


Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.

                                -5-